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                             FORM OF TAX SHARING AGREEMENT


          TAX SHARING AGREEMENT (the "Agreement"), dated as of _______ __, 1998, between LTC Properties, Inc., a Maryland corporation ("LTC"), and LTC Healthcare, Inc., a Nevada corporation ("Healthcare").

          WHEREAS, LTC is the parent corporation of an affiliated group of corporations that join in filing consolidated federal Income Tax Returns and certain consolidated, combined or unitary state Income Tax Returns;

          WHEREAS, pursuant to the Distribution Agreement (as hereinafter defined), LTC presently intends to distribute all of the common stock, $.01 par value per share, of Healthcare to its common stockholders, Series C preferred stockholders and debentureholders (the "Distribution"); and

          WHEREAS, LTC and Healthcare desire on behalf of themselves, their subsidiaries and their successors to set forth their respective rights and obligations with respect to Taxes (as hereinafter defined).

          NOW THEREFORE, in consideration of their mutual promises, the parties hereby agree as follows:

          1.   DEFINITIONS.

          When used herein the following terms shall have the following meanings:

          "AGREEMENT" -- shall have the meaning set forth in the introductory paragraph hereof.

          "CLOSING DATE" -- the date the Distribution is consummated pursuant to the terms of the Distribution Agreement.


          "CODE" -- the Internal Revenue Code of 1986, as amended, or any successor thereto, as in effect for the taxable year in question.

          "DISTRIBUTION" -- shall have the meaning set forth in the recitals hereof.

          "DISTRIBUTION AGREEMENT" -- the Distribution Agreement dated as of _______ __, 1998 between LTC and Healthcare.

          "HEALTHCARE" -- shall have the meaning set forth in the introductory paragraph hereof.



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          "HEALTHCARE ASSETS" -- the retail properties and other assets
(together with any related liabilities) distributed to Healthcare pursuant to the Distribution Agreement.

          "HEALTHCARE GROUP" -- Healthcare and each corporation filing a consolidated federal Income Tax Return with Healthcare as the parent corporation.

          "INCOME TAX(ES)" -- with respect to any corporation or group of corporations, any and all Taxes to the extent based upon or measured by net income (regardless of whether denominated as an "income tax," a "franchise tax" or otherwise), imposed by any Taxing Authority, together with any related interest, penalties or other additions thereto.

          "IRS" -- the U.S. Internal Revenue Service.

          "LTC" -- shall have the meaning set forth in the introductory paragraph hereof.

          "LTC ASSETS" -- the properties and other assets (together with any related liabilities) retained by LTC pursuant to the Distribution Agreement.

          "LTC GROUP" -- for any taxable year or period, LTC and each corporation filing a consolidated federal Income Tax Return with LTC as the parent corporation.

          "OTHER TAXES" -- Taxes other than Income Taxes.

          "OVERDUE RATE" -- a rate of interest per annum that fluctuates with the federal short-term rate established from time to time pursuant to Code
Section 6621(b).

          "TAX(ES)" -- any net income, gross income, gross receipts, sales, use, excise, franchise, transfer, payroll, premium, property or windfall profits tax, alternative or add-on minimum tax, or other tax, fee or assessment, together with any interest and any penalty, addition to tax or other additional amount imposed by any Taxing Authority, whether any such tax is imposed directly or through withholding.

          "TAXING AUTHORITY" -- the IRS and any other domestic or foreign governmental authority responsible for the administration of any Tax.

          "TAX RETURN(S)" -- all returns, reports, estimates, information statements, declarations and other filings relating to, or required to be filed by any taxpayer in connection with, its liability for, or its payment or receipt of any refund of, any Tax.

          2.   PREPARATION AND FILING OF TAX RETURNS; PAYMENT OF TAXES

               a. LTC shall prepare and timely file, or cause to be prepared and timely filed, with the appropriate Taxing Authorities (i) all federal and state Income and Other Tax Returns of the LTC Group and any member or members thereof for all taxable years and


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periods ending on or before the Closing Date; and (ii) all federal and state
Income and Other Tax Returns of LTC for all taxable years and periods beginning after the Closing Date. LTC shall pay, or cause to be paid, all Taxes due with respect to Tax Returns described in this subsection (a). LTC shall be entitled to all Tax refunds received or receivable with respect to any and all Income and Other Taxes attributable to the LTC Assets for all taxable years and periods.

               b. Healthcare shall prepare and timely file, or cause to be prepared and timely filed, with the appropriate Taxing Authorities, all federal and state Income and Other Tax Returns of the Healthcare Group and any member or members thereof for taxable years and periods beginning after the Closing Date. Healthcare shall pay, or cause to be paid, all Taxes due with respect to Tax Returns described in this subsection (b). Healthcare shall be entitled to all Tax refunds received or receivable with respect to any and all Income and Other Taxes attributable to the Healthcare Assets for all taxable years and periods.

          3.   PAYMENTS.

               a. METHOD. Unless the parties otherwise agree, all payments made by a party pursuant to this Agreement shall be made by wire transfer to a bank account designated from time to time by the other party. The paying party shall also provide a notice of payment to the recipient.

               b. INTEREST. If any payment is not timely paid, interest shall accrue on the unpaid amount at the Overdue Rate. A payment will be deemed to be timely paid only if actually received by the payee within seven (7) days of the receipt of notice from the other party that such payment is due.

               c. CHARACTERIZATION. Any payment (other than interest thereon) made hereunder shall be treated by all parties for all purposes as a nontaxable intercompany settlement of liabilities existing immediately before the Distribution or, to the extent appropriate, as a non-taxable dividend distribution or capital contribution.

          4.   CONTESTS AND AUDITS; INDEMNIFICATION.

               a. NOTICE. Upon the receipt by LTC or Healthcare, as the case may be, of notice of any pending or threatened Tax audit or assessment which may affect the liability for Taxes that are subject to indemnification hereunder, LTC or Healthcare, as the case may be, shall promptly notify the other in writing of the receipt of such notice.

               b. CONTROL AND SETTLEMENT. From and after the Closing Date, LTC shall have full control over, and the right to represent the interests of, LTC and all other corporations involved in or affected by any Tax audit or administrative, judicial or other proceeding relating, in whole or in part, to Taxes that are subject to indemnification by LTC hereunder. LTC shall have the right to employ counsel of its choice at its expense, and shall have the ultimate control of the contest and any settlement or other resolution thereof. Any


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liability for Taxes established pursuant to such proceeding shall be allocated and paid in accordance with Section 2 of this Agreement.

               c. AMENDMENT OF TAX RETURNS. LTC shall have sole control over the preparation and filing of any and all amendments to Tax Returns described in
Section 2(a).

               d. INDEMNIFICATION. LTC shall indemnify and hold harmless Healthcare and the Healthcare Group against any and all Income and Other Taxes specifically attributable to the LTC Assets for all taxable years and periods. Healthcare shall indemnify and hold harmless LTC against any and all Income and Other Taxes specifically attributable to the Healthcare Assets for all taxable years and periods.

          5.   COOPERATION; DOCUMENT RETENTION; CONFIDENTIALITY.

               a. COOPERATION. Upon reasonable request, LTC and Healthcare shall promptly provide (and shall cause their respective affiliates to provide) the requesting party with such cooperation and assistance, documents, and other information, without charge, as may be necessary or reasonably helpful in connection with (i) the preparation and filing of any original or amended Tax Return, (ii) the conduct of any audit, appeal, protest or other examination or any judicial or administrative proceeding involving to any extent Taxes or Tax Returns within the scope of this Agreement, or (iii) the verification by a party of an amount payable hereunder to, or receivable hereunder from, another party. Such cooperation and assistance shall include, without limitation: (a) the provision on demand of books, records, Tax Returns, documentation or other information relating to any relevant Tax Return; (b) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Tax Return, or in connection with any audit, appeal, protest, proceeding, suit or action of the type generally referred to in the preceding sentence, including, without limitation, the execution of powers of attorney and extensions of applicable statutes of limitations; (c) the prompt and timely filing of appropriate claims for refund; and (d) the use of reasonable best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing. Each party shall make its employees and facilities available on a mutually convenient basis to facilitate such cooperation.

               b. RETENTION. LTC and Healthcare shall retain or cause to be retained all Tax Returns, and all books, records, schedules, workpapers, and other documents relating thereto, which Tax Returns and other materials are within the scope of this Agreement, until the expiration of the later of (i) all applicable statutes of limitations (including any waivers or extensions thereof), and (ii) any retention period required by law or pursuant to any record retention agreement. The parties hereto shall notify each other in writing of any waivers, extensions or expirations of applicable statutes of limitations, and shall provide at least thirty (30) days prior written notice of any intended destruction of the documents referred to in the preceding sentence. A party giving such a notification shall not dispose of any of the foregoing materials without first allowing the other party a reasonable opportunity to copy them at such other party's expense.


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               c.   CONFIDENTIALITY.  Except as required by law or with the
prior written consent of the other party, all Tax Returns, documents, schedules, work papers and similar items and all information contained therein, which Tax Returns and other materials are within the scope of this Agreement, shall be kept confidential by the parties hereto and their representatives, shall not be disclosed to any other person or entity and shall be used only for the purposes provided herein.

          6.   MISCELLANEOUS.

               a. EFFECTIVENESS. This Agreement shall be effective from and after the Closing Date and shall survive until the expiration of all applicable statutes of limitations with respect to taxable years and periods ending on or before or including the Closing Date.

               b. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties hereto with respect to the subject matter hereof, so that no such external or separate agreement relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof. To the extent that the terms of this Agreement and similar terms of the Distribution Agreement are in conflict, this Agreement shall govern. This Agreement cancels and supersedes, as of the Closing Date, any and all other agreements with respect to Taxes between LTC and Healthcare.

               c. SEVERABILITY. In the event that one or more of the terms or provisions of this Agreement or the application thereof to any person(s) or in any circumstance(s) shall, for any reason and to any extent be found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such court shall have the power, and hereby is directed, to substitute for or limit such invalid term(s), provision(s) or application(s) and to enforce such substituted or limited terms or provisions, or the application thereof. Subject to the foregoing, the invalidity, illegality or enforceability of any one or more of the terms or provisions of this Agreement, as the same may be amended from time to time, shall not affect the validity, legality or enforceability of any other term or provision hereof.

               d. AMENDMENTS; WAIVERS. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless such change or waiver is specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

               e. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of California, without regard to


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the principles of choice of law thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

               f. NOTICES. All notices, requests, demands, statements, bills and other communications under this Agreement shall be delivered in accordance with Section 9.04 of the Distribution Agreement.

               g. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assigned without the express written consent of each of the parties hereto.

               h. NO THIRD-PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and shall not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement.

               i. TITLES AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

               j. PREDECESSORS AND SUCCESSORS. To the extent necessary to give effect to the purposes of this Agreement, any reference to any corporation shall also include any predecessor or successor thereto, by operation of law or otherwise.

               k. TAX ELECTIONS. Nothing in this Agreement is intended to change or otherwise affect any previous tax election made by or on behalf of the LTC Group, and LTC shall have sole discretion to make or change any and all elections affecting the LTC Group or any member or members thereof for all taxable years and periods ending on or before the Closing Date.

               l. EXPENSES. Except as otherwise set forth in this Agreement, all costs and expenses in connection with the preparation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement shall be charged to the party for whose benefit the expenses are incurred, with any expenses which cannot be allocated on such basis to be split equally between the parties.

               m. DISPUTE RESOLUTION. Any dispute arising under this Agreement shall be resolved by binding arbitration in the manner contemplated by
Section 9.13 of the Distribution Agreement, including the attorneys fees provisions referred to therein.

               n. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which together shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.


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               o.   RELATIONSHIP OF PARTIES.  Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

               p. FURTHER ACTION. Healthcare and LTC each shall cooperate in good faith and take such steps and execute such papers as may be reasonably requested by the other party to implement the terms and provisions of this Agreement.

               q. LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

                               [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              LTC PROPERTIES, INC., A MARYLAND CORPORATION.


                              By: _____________________________________________

                              Name: ___________________________________________

                              Title: __________________________________________



                              LTC HEALTHCARE INC., A NEVADA CORPORATION

                              By: _____________________________________________

                              Name: ___________________________________________

                              Title: __________________________________________



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